Exhibit 10.3

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SENTI BIOSCIENCES, INC.
AMENDED AND RESTATED CONSULTING AGREEMENT
Effective Date: May 4, 2024
This Amended and Restated Consulting Agreement (the “Agreement”) is made as of the Effective Date set forth above by and between Senti Biosciences, Inc., having a principal place of business at 2 Corporate Drive, First Floor, South San Francisco, CA 94080 (“Senti”) and Deborah Knobelman, having an address at [***] (“Consultant”). Each of Senti and Consultant may be referred to herein as a “Party” or collectively as “Parties”.
WHEREAS, Consultant was an employee of Senti and served as Senti’s Chief Financial Officer, Treasurer, and Head of Corporate Development;
WHEREAS, Consultant resigned from Senti, and Senti and Consultant both desire to engage Consultant as a non-employee consultant to Senti;
WHEREAS, Parties entered into that certain Consulting Agreement (the “Original Agreement”), dated April 24, and effective May 4, 2024 for such engagement; and
WHEREAS, the Parties desire to amend and restate the Original Agreement, as of the Effective Date, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Senti and Consultant hereby agree that, as of the Effective Date, the Original Agreement is hereby amended and restated as follows:

1.    Engagement of Services. Senti may issue Project Assignments to Consultant in the form attached to this Agreement as Exhibit A (“SOW”). Consultant will render the services set forth in SOW(s) accepted by Consultant (the “Services”) by the completion dates set forth therein. The terms and conditions of this Agreement will be, and is deemed, incorporated into such SOW. Except as otherwise provided in the applicable SOW, Consultant will be free of control and direction from Senti (other than general oversight and control over the results of the Services), and will have exclusive control over the manner and means of performing the Services, including the choice of place and time. Consultant will provide, at Consultant’s own expense, a place of work and all equipment, tools and other materials necessary to complete the Services; however, to the extent necessary to facilitate performance of the Services, Senti may, in its discretion, make certain of its equipment or facilities available to Consultant at Consultant’s request. While on Senti’s premises, Consultant agrees to comply with Senti’s then-current access rules and procedures, including those related to safety, security and confidentiality. Consultant agrees and acknowledges that Consultant has no expectation of privacy with respect to Senti’s telecommunications, networking or information processing systems (including stored computer files, email messages and voice messages) and that Consultant’s activities, including the sending or receiving of any files or messages, on or using those systems may be monitored, and the contents of such files and messages may be reviewed and disclosed, at any time, without notice.

2.    Compensation. Senti will pay Consultant the fee set forth in each SOW for Services rendered pursuant to this Agreement as Consultant’s sole compensation for such Services. Consultant will be reimbursed only for expenses that are expressly provided for in a SOW or that have been approved in advance in writing by Senti, provided Consultant has furnished such documentation for authorized expenses as Senti may reasonably request. Payment of Consultant’s fees and expenses will be in accordance with terms and conditions set forth in the applicable SOW. Upon termination of this Agreement for any reason, Consultant will be paid fees on the basis stated in the SOW(s) for work which has been completed. Unless otherwise provided in a SOW, payment to Consultant of undisputed fees will be due 30 days following Senti’s receipt of an invoice. As additional consideration, the Services provide under this Agreement will be considered Continuous Services under the 2022 Equity Incentive Plan (the “2022 Plan”) and each outstanding Senti equity award held by Advisor under the 2022 Plan as of the Effective Date as set forth in Exhibit B (“Pre-Advisory Equity Awards”), shall remain outstanding and continue to vest so long as Advisor is providing Services under this Agreement. Each outstanding Senti unvested equity award held by Advisor as of the Effective Date pursuant to the 2016 Stock Incentive Plan (the “2016 Plan”) will cease to vest upon Advisor’s separation from Senti as an employee and will expire in accordance with terms of the 2016 Plan.
3.    Ownership of Work Product. Consultant agrees that any and all Work Product (as defined below) will be the sole and exclusive property of Senti and will be considered Confidential Information of Senti. Consultant hereby irrevocably assigns to Senti all right, title and interest worldwide in and to any deliverables specified in a SOW (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Consultant (whether alone or jointly with others) for Senti in the performance of the Services under this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Consultant agrees that Senti solely and exclusively owns Work Product and Consultant retains no rights to use the Work Product and agrees not to challenge the validity of Senti’s ownership of the Work Product. Consultant will deliver any Deliverables in accordance with the applicable SOW and disclose promptly in writing to Senti all other Work Product.
4.    Other Rights. If Consultant has any rights, including without limitation “artist’s rights” or “moral rights,” in the Work Product that cannot be assigned, Consultant hereby unconditionally and irrevocably grants to Senti an exclusive (even as to Consultant), worldwide, fully paid and royalty-free, irrevocable, perpetual license, with rights to sublicense through multiple tiers of sublicensees, to use, reproduce, distribute, create derivative works of, publicly perform and publicly display the Work Product in any medium or format, whether now known or later developed. In the event that Consultant has any rights in the Work Product that cannot be assigned or licensed, Consultant unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Senti or Senti’s customers.
5.    Inventions.
5.1    Disclosure of Inventions. Consultant shall promptly and fully disclose to Senti any and all ideas, processes, improvements, discoveries, inventions, know-how, techniques, works of authorship and any and all intellectual property rights (including enforcement rights) therein, whether patentable or not (collectively “Inventions”) learned, conceived, reduced to practice, made or developed by Consultant resulting from performance of the Services for Senti or of tasks assigned to Consultant by Senti hereunder (whether prior to or after the Effective Date) (the “Service Product”). Consultant agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings or in any other form that may be required by Senti) of all work performed relating to the Services, including all proprietary information developed relating thereto, and such records shall be available to and remain the sole property of Senti at all times.
5.2    Prior Inventions. “Prior Inventions” means Inventions owned or licensed by Consultant prior to the Effective Date as evidenced by written records, or created on or after the Effective Date independent of this Agreement without the use of or reference to Confidential Information or in breach of this Agreement as evidenced by written records.
5.3    Inventions Assigned to Senti. Consultant agrees that any and all Service Product shall be the sole and exclusive property of Senti. Consultant hereby assigns to Senti all of Consultant’s right, title and interest in and to any and all Service Product, including all patent, copyright, trade secret and trademark rights in such Service Product. Consultant further agrees that before being allowed to begin performing Services, all individuals (including Consultant’s employees and agents) who contribute to or participate in the conception, creation, or development of the Service Product will have unconditionally and irrevocably assigned all of their right, title, and interest in and to the Service Product (and all intellectual property rights thereto) to Consultant (or directly to Senti) and will have entered into all other contracts with Consultant necessary for Consultant to comply with the terms of this Agreement. Notwithstanding the foregoing, Consultant is under no obligation to assign any Prior Inventions or any Inventions whose assignment to Senti by Consultant hereunder would be prohibited by applicable law. Any copyrighted work produced by Consultant under this Agreement shall be deemed a Work Made for Hire, as that term is defined and as applicable under the United States Copyright Act, provided however, that this sentence shall only be given effect if, and only to the extent that, designating the copyrighted work as a Work Made For Hire does not create a statutory employer-employee relationship between Senti and Consultant under any applicable law, including the California Labor Code. If in the event that the giving effect to the preceding sentence operates to create a statutory employer-employee relationship between Senti and Consultant or its employees under any applicable law, the parties agree that the preceding sentence shall be null and void. For avoidance of doubt, to the extent any such work is not deemed a Work Made for Hire, Consultant does hereby assign its entire right, title and interest in any copyrighted material to Senti.
5.4    Negative Covenant; License. Consultant shall not incorporate, or permit to be incorporated, into a Service Product or any Senti product, device, or process, any Prior Inventions or any other Inventions not assigned to Senti pursuant to Section 5.3 without Senti’s prior written consent. If the Consultant becomes aware that, in the course of providing consulting Services to Senti, Consultant incorporated, or permitted to be incorporated, into a Senti product, device, or process, any Prior Inventions or any other Inventions not assigned to Senti pursuant to Section 5.3 or otherwise, Consultant shall promptly provide Senti with written notice thereof. Whether or not such notice is provided, Consultant hereby grants to Senti, under any and all interest Consultant may have in the applicable Prior Invention or other Invention, a non-exclusive, perpetual, fully-paid and royalty-free, irrevocable and worldwide license, with rights to sublicense through multiple levels of sublicensees, to reproduce, make derivative works of, distribute, publicly perform, and publicly display in any form or medium, whether now known or later developed, make, have made, use, sell, import, offer for sale, and exercise any and all present or future rights in, such Prior Invention or other Invention.
5.5    Obtaining Intellectual Property Protection. Consultant agrees to assist Senti in every proper way to obtain and enforce United States and foreign proprietary rights relating to the Service Product in any and all countries. To that end, Consultant agrees to execute, verify and deliver such documents and perform such other acts (including appearing as a witness) as Senti may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, Consultant agrees to execute, verify and deliver assignments of such proprietary rights to Senti or its designee. Consultant’s obligation to assist Senti with respect to proprietary rights in any and all countries shall continue beyond the termination of

Consultant’s engagement, but Senti shall compensate Consultant at a reasonable rate after such termination for the time actually spent by Consultant at Senti’s request on such assistance. In the event Senti is unable for any reason, after reasonable effort, to secure Consultant’s signature on any document needed in connection with the actions specified in the preceding paragraph, Consultant hereby irrevocably designates and appoints Senti and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf to execute, verify and file, with the same legal force and effect as if executed by Consultant, any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph. Consultant hereby waives and quitclaims to Senti any and all claims of any nature whatsoever which Consultant now or may hereafter have for infringement of any proprietary rights assigned to Senti.
5.6    Obligation to Keep Senti Informed. During the term of this Agreement, and for one (1) year after its termination for any reason, Consultant will promptly disclose to Senti fully and in writing all patent applications filed by Consultant or on Consultant’s behalf.
6.    Representations and Warranties & Consultant’s Business. Consultant represents and warrants that: (a) the Services will be performed in a professional manner and in accordance with the industry standards and the Work Product will comply with the requirements set forth in the applicable SOW, (b) Work Product, including, without limitation, deliverables, will be an original work of Consultant, (c) Consultant has the right and unrestricted ability to assign the ownership of Work Product to Senti as set forth in Section 3 (including without limitation the right to assign the ownership of any Work Product created by Consultant’s employees or contractors), (d) neither the Work Product nor any element thereof will infringe upon or misappropriate any copyright, patent, trademark, trade secret, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law, (e) Consultant has an unqualified right to grant to Senti the license to Preexisting IP set forth in Section 5, and (f) Consultant will comply with all applicable federal, state, local and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. Consultant further represents and warrants that Consultant is self-employed in an independently established trade, occupation, or business, maintains and operates a business that is separate and independent from Senti’s business, holds himself or herself out to the public as independently competent and available to provide applicable services similar to the Services, and will perform work for Senti that Consultant understands is outside the usual course of Senti’s business.
7.    Indemnitee. Consultant shall indemnify and hold Senti, its members, managers, officers, employees, and contractors harmless from and against all claims, actions or proceedings, in each case brought by a third party, and all liability, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees), damages and penalties arising therefrom, arising from or out of Consultant’s negligence, willful misconduct, or breach of Sections 6 or 9 by Consultant.
8.    Independent Contractor Relationship. Consultant’s relationship with Senti is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship between Senti and any of Consultant’s employees or agents. Consultant is not authorized to make any representation, contract or commitment on behalf of Senti. Consultant (if Consultant is an individual) and Consultant’s employees will not be entitled to any of the benefits that Senti may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits. Because Consultant is an independent contractor, Senti will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on behalf of Consultant. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of Services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing Services under this Agreement. No part of Consultant’s compensation will be subject to withholding by Senti for the payment of any social security, federal, state or any other employee payroll taxes. Senti will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Senti, or any affiliate of Senti, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or retrospective basis, any employee benefits under any plans or programs established or maintained by Senti.
9.    Confidential Information. Consultant agrees that it shall (i) not copy, disclose to third parties, or use the Confidential Information for any purpose other than in the performance of its obligations under this Agreement, (ii) protect the Confidential Information with the same degree of care it exercises to protect its own Confidential Information (but in any event, with no less than a reasonable degree of care) to prevent the unauthorized, negligent, or inadvertent use, disclosure, or publication thereof, (iii) disclose Confidential Information only to its and its Affiliates’ employees, consultants, or agents (collectively “Authorized Representatives”) who have a need-to-know for the performance of its respective obligations under this Agreement and who are bound in writing by obligations no less stringent than the terms set forth in this Agreement, and (iv) remain liable for any unauthorized disclosure or use of Confidential Information by its Authorized Representatives. “Confidential Information” as used in this Agreement means all information disclosed by Senti to Consultant, during the term of this Agreement, and will include, without limitation: (a) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of Senti or its subsidiaries or affiliates; (b) trade secrets, drawings, inventions, know-how, software programs, and software source documents; (c) information regarding plans for research, development, new service offerings or products, marketing and selling, business plans, business forecasts, budgets and unpublished financial statements, licenses and distribution arrangements, prices and costs, suppliers and customers; (d) existence of any business discussions, negotiations or agreements between the parties; and (e) any information regarding the skills and compensation of employees, contractors or other agents of Senti or its subsidiaries or affiliates. Confidential Information also includes proprietary or confidential information of any third party who may disclose such information to Senti or Consultant in the course of Senti’s business. Confidential Information does not include information that (w) is or becomes a part of the public domain through no act or omission of Consultant, (x) is disclosed to Consultant by a third party without restrictions on disclosure, (y) is independently developed by Consultant without the use of or reference to the Confidential Information as evidenced by Consultant’s written records, or (z) was in Consultant’s lawful possession prior to the disclosure and was not obtained by Consultant either directly or indirectly from Senti as evidenced by Consultant’s written records. In addition, this section will not be construed to prohibit disclosure of Confidential Information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that Consultant will first have given prompt written notice to Senti, cooperates with Senti in seeking an appropriate protective order, confidential treatment, or similar remedy limiting the subsequent use and disclosure of any information required to be disclosed and make reasonable efforts to disclose only that such Confidential Information requiring to be disclosed by law or valid order of a court or other governmental authority. All Confidential Information furnished to Consultant by Senti is the sole and exclusive property of Senti or its suppliers or customers. Upon request by Senti, Consultant agrees to promptly destroy or return to Senti the original and any copies or reproductions thereof of the Confidential Information and any documents, media, and other tangible materials containing Confidential Information and any and all extracts thereof, except that Consultant may retain one (1) copy of Confidential Information for archival purposes provided that such retained Confidential Information remain subject to the confidentiality and non-use obligations of this Agreement.

10.    Consultant’s Employees, Consultants and Agents. Consultant shall not subcontract or otherwise delegate any of its obligations under this Agreement without Senti’s express prior written consent, to be given on a case-by-case basis for each specific subcontractor proposed by Consultant for a specific task. Upon receipt of such consent, before allowing any such subcontractor to begin performing such task, Consultant shall enter into a written agreement with such subcontractor that obligates such subcontractor (and its personnel involved in the performance of such task) to be bound by the terms and conditions of this Agreement (including the Statement of Work(s) applicable to the task to be performed by such subcontractor), in the same manner as such terms and conditions apply to Consultant. Consultant shall be responsible for the direction and coordination of the services of each subcontractor, and shall ensure the subcontractor’s compliance with the terms and conditions of this Agreement. All such subcontractors shall be retained directly by Consultant and no contractual relationship shall be created between Senti and subcontractors, other than Senti’s position as a third-party beneficiary of the services of subcontractors and to the written agreements between the Consultant and the subcontractors as set forth above. Senti shall have no obligation to pay any subcontractor, and Consultant shall do so using the payment submitted by Senti as part of the overall budget set forth in the Statement of Work. Senti’s consent to a subcontractor shall not in any way relieve Consultant of any duty or responsibility under this Agreement. As between Senti and Consultant, Consultant shall be the party obligated and responsible for the performance of all Services hereunder, regardless of whether any portion of such Services are delegated pursuant to this Section 10.

11.    No Conflict of Interest. During the term of this Agreement, Consultant will not accept work, enter into a contract, or accept an obligation from any third party, inconsistent or incompatible with Consultant’s obligations, or the scope of Services rendered for Senti, under this Agreement. Consultant warrants that there is no other contract or duty on its part inconsistent with this Agreement.
12.    Term and Termination.
12.1    Term. The initial term of this Agreement shall start as of the Effective Date set forth above and expire on July 4, 2024 (the “Initial Term”), unless earlier terminated or extended as provided in this Agreement.
12.2    Effects of Termination.
(a)    Upon termination of this Agreement, Consultant shall return to Senti the Confidential Information, as set forth in Sections 9. In addition, Consultant shall deliver to Senti, or destroy at Senti’s request, the Deliverables (in whatever stage of development or completion).
(b)    Upon termination of this Agreement or a SOW by Senti without cause for its convenience, unless the applicable SOW expressly provides otherwise, Senti will pay Consultant fees on a proportional basis as set forth in the applicable SOW for Services that are in progress as of the effective date of such termination and reimburse Consultant for related expenses incurred by Consultant before the effective date of such termination.
12.3    Termination Without Cause. Each Party may terminate this Agreement with or without cause, at any time upon 15 days’ prior written notice to the other Party.
12.4    Termination for Cause. Either party may terminate this Agreement immediately in the event the other party has materially breached the Agreement and failed to cure such breach within 15 days after notice by the non-breaching party is given.
12.5    Survival. The rights and obligations contained in Sections 3 (“Ownership of Work Product”), 4 (“Other Rights”), 5 (“Inventions”), 6 (“Representations and Warranties &

Consultant’s Business”), and 9 (“Confidential Information”) will survive any termination or expiration of this Agreement.
13.    Successors and Assigns. A Party may not assign this Agreement or any of its obligations under this Agreement without the other Party’s prior written consent. provided that a Party shall have the right to assign this Agreement without such consent to its Affiliate or its successor in connection with its merger, consolidation or sale of all or substantially all of the assets to which this Agreement relates, change control, or other similar transaction. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Any attempted assignment in violation of the foregoing will be null and void.
14.    Notices. All notices or reports permitted or required under this Agreement will be in writing and will be sent by personal delivery, facsimile transmission, certified or registered mail, return receipt requested, electronic mail or reputable expedited delivery service. All such notices or reports will be deemed given upon receipt, except that any notice by electronic mail will be deemed given on the date when such electronic mail is sent, provided that no automated message of transmission failure is received by the sender and such electronic mail is followed up by a notice sent by a certified or registered mail or expedited delivery service. Notice will be sent to the addresses set forth below or such other address as either party may specify in writing.
15.    Governing Law; Jurisdiction; Amendment. This Agreement will be governed in all respects by the laws of the United States of America and by the laws of the State of California, without giving effect to any conflicts of laws principles that require the application of the law of a different jurisdiction. Any disputes under this Agreement may be brought in the state courts and the Federal courts located in California, and the Parties hereby consent to the personal jurisdiction and exclusive venue of these courts. All additions or modifications to this Agreement must be made in writing and must be signed by both Parties.
16.    Severability. In the event that any provisions of this Agreement be held by a court of law to be illegal, invalid or unenforceable, such decision will not render this Agreement or any other provision invalid or unenforceable as a whole and, in such event, such illegal, unenforceable, or invalid provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of the applicable law and court decision.
17.    Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.
18.    Securities. Consultant hereby acknowledges and agrees that (i) it is aware (and that its employees are aware or, upon receipt of any Confidential Information of Senti, will be advised by Consultant) that the equity securities of Senti are publicly traded on the NASDAQ Global Select Market, (ii) it is aware (and that its employees are aware or, upon receipt of any Confidential Information, will be advised by Consultant) of the restrictions imposed by the U.S. federal securities laws that restrict persons with material, non-public information concerning Senti (including matters that may be the subject of this Agreement) from purchasing or selling securities while in possession of such information, or from communicating such information to any other person except in circumstances expressly permitted under applicable securities laws and (iii) Consultant and its employee will not use any Confidential Information of Senti in violation of applicable securities laws. Consultant agrees not to deal in Senti’s securities (either directly or on its behalf), or encourage others to deal in Senti’s securities or disclose any material, non-public information (including for the avoidance of doubt the fact of any discussions between the parties regarding a proposed business relationship) until the relevant information has been made public by Senti or that such information no longer constitutes material non-public information. Confidential Information of Senti disclosed to Consultant by Senti in connection with the Purpose and/or the fact that

Senti and Consultant are considering the Purpose itself could constitute material, non-public information concerning Senti.

19.    Injunctive Relief for Breach. Consultant’s obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations may result in irreparable and continuing damage to Senti for which there may be no adequate remedy at law; and, in the event of such breach, Senti will be entitled to seek injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).
20.    Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter hereof and supersedes all prior agreements with respect to such subject matter. The terms of this Agreement will govern all services undertaken by Consultant for Senti; provided, however, that in the event of any conflict between the terms of this Agreement and any SOW, the terms of the applicable SOW will control. Consultant and Senti agree that the each of the offer letter by and between Senti and Consultant, dated May 13, 2021 (the “Offer Letter”), and the Severance & Change in Control Agreement, dated July 13, 2022 (the “Severance Agreement” and collectively, the “Prior Agreements”), shall terminate on May 3, 2023, and neither Senti nor the Consultant shall have any further obligations thereunder except as expressly provided in this Agreement
21.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by electronic signature and counterparts may be exchanged via facsimile, PDF or other electronic transmissions.
22.    Authorization. Each Party represents and warrants to the other that its signatory whose signature appears below has been and is on the date of this Agreement duly authorized by all necessary corporate or other appropriate action to execute this Agreement on behalf of such Party.

IN WITNESS HEREOF, each of the undersigned executes this Agreement as of the Agreement Effective Date by each Party’s duly authorized representative.

Senti Biosciences, Inc.		Deborah Knobelman

By:	/s/ Dee Dragon	By:	/s/ Deborah Knobelman

Name:	Dee Dragon	Name:	Deborah Knobelman

Title:	VP, People Strategy	Title:

EXHIBIT A
SOW #1 Under Consulting Agreement
Effective Date: May 4, 2024
A.    Project:
Consultant will render such services as Senti may from time to time on an ad-hoc basis request, including, without limiting the generality of the foregoing:
CFO Projects and other transitional services as directed by CEO and by Interim CFO

B.    Schedule Of Work:
The work will commence on May 4, 2024, and will be completed by July 4, 2024.
C.    Fees And Reimbursement:
Consultant shall be paid [***] for the Services, with a weekly maximum of 15 hours/wk. The total not to exceed compensation due to Consultant for Services under this SOW, including expenses is $60,000.00.
Consultant will invoice Senti monthly for services and expenses and will provide such reasonable receipts or other documentation of expenses as Senti might request, including copies of time records.
Payment terms: net 30 days from receipt of invoice. Senti will be invoiced on the first day of each month for services rendered and expenses incurred during the previous month.
D.    Term.

This SOW shall be effective as of the date written above and, unless earlier terminated in accordance with the Agreement, shall expire the earliest of (i) July 4, 2024, (ii) upon completion of the Services in this SOW, and (iii) the date when the total fees paid under this SOW equals the total not to exceed compensation under Section C has been met.
E.    Counterparts.
This SOW may be executed in multiple counterparts, each of which shall be deemed an original and which together shall constitute one instrument. Delivery of an executed counterpart of this SOW by a .pdf data file or other scanned executed counterpart and signed electronically shall be equally as effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS HEREOF, each of the undersigned executes this SOW as of the SOW Effective Date by each Party’s duly authorized representatives.

Senti Biosciences, Inc.		Deborah Knobelman

By:	/s/ Dee Dragon	By:	/s/ Deborah Knobelman

Name:	Dee Dragon	Name:	Deborah Knobelman

Title:	VP, People Strategy	Title:

Exhibit B

Pre-Advisory Equity Awards
[***]

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